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                                                                    EXHIBIT 10.6

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

      PRIVATE CONSOLIDATION LOAN ORIGINATION RESPONSIBILITY AGREEMENT

This Private Consolidation Loan Origination Responsibility Agreement dated as of June 12, 2001 ("Agreement") is by and between Collegiate Funding Services, LLC, with its principal office located in Fredericksburg, Virginia ("CFS"), and First Union National Bank of Delaware with its principal office located in Wilmington, Delaware (the "Lender").

CFS and the Lender hereby agree as follows:

96. Purpose:

      The purpose of this Agreement is to establish terms under which the parties agree to operate with respect to the marketing, originating, servicing and funding of the Real World Private Consolidation Loan Program (the "RWPCL Program").

      The following provisions establish the terms, conditions and responsibilities of CFS and the Lender with respect to the Lender's funding of RWPCL Program Loans guaranteed under the requirements of The Education Resources Institute ("TERI").

97. Eligible Loans:

            Borrower accounts processed under the RWPCL Program must consist of one or more private nonfederal closed-end education loans, and may include one or more federal loans qualifying for Federal Consolidation as defined under
Section 428C of the Higher Education Act; it being understood that such accounts at no time will include any HEAL loan, any loan held by the guarantor or insurer of such loan, any open-end credit obligation (e.g., HELOC or credit card debt), or any Loan with a condition, or that is affected by an event or circumstance, allowing the holder thereof to file any claim for guarantee or insurance payment with respect to such loan, as further defined in Exhibit A hereto.

98. Definitions:

      Unless the context clearly indicates otherwise, the terms set forth below shall have the following meanings:

      YYY. "ACT" means Title IV, Parts B, F and G of the Higher Education Act of 1965 (20 USC Section 1071 et. seq.), as amended and in effect from time to time, or any successor enactment thereto, the effective administrative regulations promulgated thereunder, and any binding directives issued by the Secretary of Education pursuant thereto.

      ZZZ. "AFFILIATE" means any other person controlling, controlled by, or under common control with Lender or CFS, as the case may be. For purposes of this definition,

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            "control" means the direct or indirect ownership or control of, or power to use, 25% or more of any class of voting stock of another person.

      AAAA. "APPLICATION" means an application for a Loan in the form provided under the Regulations.

      BBBB. "APPLICABLE LAW" means all federal, state and local statutes, laws, rules, regulations, ordinances, orders, writs, injunctions or decrees applicable to the performance by CFS, its agents, and its permitted subcontractors and designees, of the terms and conditions of this Agreement, including without limitation marketing, processing, reporting, and recordkeeping, or other duties and obligations with respect to, Applications or Loans. "Applicable Law" includes without limitation the Act, the Equal Credit Opportunity Act, the Federal Reserve Board's Regulation B, the Fair Credit Reporting Act, the Truth-in-Lending Act, Regulation Z, the Fair Debt Collection Practices Act, Title V of the Gramm-Leach-Bliley Act (including all implementing regulations promulgated thereunder), Electronic Signatures in Global and National Commerce Act, and other state and federal nondiscrimination, truth-in-lending, usury, electronic transaction, consumer privacy, consumer credit, consumer protection, and credit opportunity laws and regulations.

      CCCC. "BORROWER" means an individual or individuals who is/are (i) eligible under the Regulations to be the obligor of a Loan, and (ii) the sole maker(s) of a Note.

      DDDD. "BORROWER FILE" means, with respect to any Loan, all documentation that is required under Applicable Law and the Regulations for the payment of a Default claim of such Loan. Without limiting the generality of the foregoing, such documentation shall at a minimum include:

            (1) the Borrower's Application for such Loan;

            (2) the original executed Note;

            (3) evidence of full disbursement, including the applicable repayment disclosure statement;

            (4) evidence of due diligence servicing performed in accordance with the requirements of Applicable Law and the Regulations;

            (5) detailed repayment history, including, but not limited to, payment transaction history and documentation of Deferments and Forbearances;

            (6) copies of any correspondence between CFS and the Borrower related to the RWPCL Program including any spousal credit notification letters required under applicable state law, other than generic marketing letters, and a copy of CFS's electronic record of its contact with the Borrower (after pay-off balances have been received from all loan holders) confirming the Borrower's authorization to proceed with Loan funding based on the certified pay-off amounts;

            (7) copy of credit bureau reports, income verification, proof of citizenship, and all supporting documentation for any credit override, and

            (8) all other credit review documentation, records, or worksheets generated or obtained by CFS.

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      EEEE. "BUSINESS DAY" means any day, other than a Saturday, a Sunday or a day on which banks located in the State of New York are required or authorized by law to remain closed. Any other references to "days" shall mean calendar days.

      FFFF. "DEFAULT" means, with respect to any Note, the occurrence of any event which shall constitute a default or other grounds for filing a Guarantee claim under the terms of the Regulations.

      GGGG. "FEDERAL CONSOLIDATION LOAN" means a Loan made pursuant to Section
            428C of the Act.

      HHHH. "FORBEARANCE" means the period permitted by the Regulations during which a Borrower (in Repayment) is permitted to temporarily forgo payments or make reduced payments.

      IIII. "GUARANTEE" or "GUARANTEED" means a commitment by TERI to pay the Lender the unpaid principal balance plus accrued unpaid interest of a Loan or any portion thereof upon submission of a valid default, death, disability or bankruptcy claim or claim with respect to any other event or circumstance for which a claim would be paid under and in accordance with the Regulations.

      JJJJ. "LOAN" means a loan of money (which may be disbursed in one or more installments) on behalf of Borrower, contingent upon an agreement to repay, evidenced by a Note and Guarantee, which Loan was originated in accordance with this Agreement and is a Private Consolidation Loan under the Regulations.

      KKKK. "NOTE" or "PROMISSORY NOTE" means a promissory note, in the form set forth in the Regulations, executed by a Borrower for a Loan set forth on the appropriate form furnished by CFS and approved by Lender, CFS and TERI, which Note meets the criteria set forth by Applicable Law and the Regulations and which further contains no blank spaces and no alterations or modifications of any kind whatsoever and bears an unaltered original signature in the name of the Borrower listed on the Application (in ink or in any other legally valid electronic or digital form).

      LLLL. "PRIVATE CONSOLIDATION LOAN" means a Loan made pursuant to the Regulations.

      MMMM. "REGULATIONS" means the terms, conditions, regulations, rules, policies and procedures, including without limitation the underwriting criteria and collection requirements, promulgated or adopted by TERI for processing, originating and servicing Loans under the RWPCL Program. The Regulations are contained in Exhibit A attached hereto.

      NNNN. "SERVICER" means SunTech, Inc. or any subsequent loan servicer approved by Lender.

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99. Responsibilities of CFS:

      CFS will act as marketing agent for Lender with respect to marketing Private Consolidation Loans. As the marketing agent, CFS will receive Applications and Promissory Notes from Borrowers, review the documentation, collect all information required to complete the Application, and perform data entry of certain information required to convert the completed Application to the Servicer's system. CFS will send Promissory Note forms to Borrowers for signature within 1 Business Day of securing complete application information from Borrowers. CFS will be responsible for insuring that each Application/Note submitted for a Private Consolidation Loan is eligible in all respects to be consolidated. CFS and the Lender hereby agree that the Servicer and the Lender may rely fully upon CFS's certification of eligibility with respect to all actions required of any party, other than actions required of Servicer or the Lender under this Agreement, prior to consolidation. Without limiting the foregoing, CFS shall:

      EEEE. Perform a credit review of each prospective Borrower in accordance with the underwriting criteria and procedures set forth in the Regulations. CFS shall retain the FICO-score information, and any applicable credit override information, for each prospective Borrower with the Loan-level records supporting the Loan and shall ensure that the FICO-score and applicable credit override information is clearly and conspicuously identified to the Servicer when the Loan data is initially transmitted to the Servicer for conversion to the Servicer's Loan disbursement system. CFS shall, at times and in the forms required under Applicable Law, send adverse action letters or notices of incompleteness to applicants of all rejected, denied, or withdrawn Applications. CFS shall retain copies of all Applications, letters or notices, and all other Borrower File records, related to rejected, denied or withdrawn Applications for time periods required under, and in formats permitted under, Applicable Law.

      FFFF. Perform data entry of all information required of Servicer and Lender to secure required approvals from TERI of the Loan, and to transfer such information to Servicer on or before 9:00 a.m. on the business day CFS desires disbursement of the Loan. Each such transfer of data will constitute certification to Lender by CFS that
            (i) it has complied with its obligations under this Agreement with respect to each Loan for which such file is transmitted to Servicer, and (ii) each Loan included in the file transmission complies in all respects with Applicable Law and the Regulations and is eligible to be originated and funded by Lender and guaranteed by TERI.

      GGGG. Ensure that each Borrower File contains the items described in
            Section 3 F. 1, 2, 6, 7 and 8, and that the Application/Note meets all requirements for eligibility for consolidation under the Regulations. CFS shall promptly capture and retain a copy of each original Application and Promissory Note, any original addenda thereto, and all other Borrower loan documents, obtained or received by CFS in accordance with this Section 4; it being understood, however, that any Borrower loan documents received solely via electronic transmission or generated by CFS's system shall either be imaged or stored in a manner that permits the documents to be promptly and accurately reproduced. All such document copies shall be retained in a secure fire-resistant facility by CFS until five (5) years after the date the corresponding Borrower File has been transferred to the Servicer.

      HHHH. Ensure accuracy and completeness of any electronically transmitted data, and send by overnight courier to the Servicer on or before the last business day of each week for delivery by 10:30 a.m. on the first business day of the following week, corresponding Borrower File folders for each Loan funded electronically during such week.

      IIII. Provide any missing documentation or information or correct any document error or deficiency within 30 days of receiving notice of the same from Servicer or the Lender pursuant to Section 6.D. hereinbelow. If any such document deficiency is not corrected to the satisfaction of Lender (as communicated by Lender or its Servicer) or TERI within such time period, CFS shall upon notice from Lender or TERI (which such notice shall identify how such deficiency creates or will lead to an adverse Guaranty consequence under the Regulations) thereafter pay an amount equal to -1/2% of the outstanding principal of the affected Loan(s) into a First Union designated escrow account as further set forth in Exhibit B attached hereto.

      JJJJ. Maintain all license and other governmental approvals and otherwise comply with Applicable Law and the Regulations with respect to all of its activities and obligations hereunder (including without limitation obtaining and completing Applications, handling denied, incomplete or withdrawn Applications, and dealing otherwise with applicants.

      KKKK. Act as custodian and bailee for the Lender with respect to all original documents for Loans until all such documents are transferred to Servicer, and with respect to copies of Borrower File records in accordance with Section 4(C) hereof. As bailee and custodian, CFS shall maintain custody, control and safekeeping of such documents and such documents shall be under the sole dominion and control of Lender. CFS shall deal with such documents only as this Agreement requires and as Lender otherwise instructs in writing.

      LLLL. Pay to the Lender all of the principal balance (including capitalized interest), outstanding unpaid interest and fees paid with respect to any Loan upon the occurrence of any of the following events:

            (i) Lender determines in good faith that a claim may not be filed on the Loan; or

            (ii) the Borrower refuses to pay the Loan by claiming a legal defense and Lender determines in good faith that there is reasonable doubt that the Loan is legally enforceable; or

            (iii) TERI determines that any Loan is not or will not be entitled in whole or in part to the benefits of the Guarantee or refuses to honor all or part of a claim filed with respect to a Loan provided that such event is a result of (i) CFS's breach of any of its obligations, representations, warranties, or certifications under this Agreement, or the inaccuracy or incorrectness of any such representation, warranty or certification, or (ii) CFS's action, or failure to act when CFS is aware of a fact, circumstance, event, or condition giving rise to such event and could have reasonably acted to avert or mitigate a loss to Lender, or (iii) any lack of documentation or incomplete documentation which made the Loan ineligible at the time it was made. CFS's reimbursement obligation under this paragraph is unconditional and not subject to offset, counterclaim, or recoupment. All reimbursement payments shall be made in immediately available funds, within two (2) Business Days upon conclusion of the process described in Section 8.A.1, and shall be in an amount equal to the outstanding principal amount (including capitalized interest) and all accrued but unpaid interest on the Loans repurchased, fees paid (including without limitation all fees paid by Lender to TERI attributable to the related Loans and the loan origination fee paid to Servicer for disbursing the Loan). Upon such reimbursement payment, all of Lender's right, title and interest in such Loan, including the related Borrower File and all principal and interest received after the reimbursement date with respect to such Loans, shall be assigned to CFS and Lender shall promptly deliver or cause to be delivered to CFS or CFS's designated agent the related Borrower File endorsed to the order of CFS or its designee without recourse or warranty of any kind.

      MMMM. CFS agrees that with respect to all Applications processed by CFS on Lender's behalf on or after June 12, 2001, it will provide to such applicants a copy of Lender's customer information privacy and opt-out policies and practices notice ("Lender Privacy Notice") that is required under the Joint Banking Agencies' regulations implementing Title V of the Gramm-Leach-Bliley Act, Public Law 106-102 (the "GLB Requirements"). Each time CFS mails a Promissory Note to a Borrower for signature by the Borrower, CFS shall include such Lender Privacy Notice as an insert along with such mailing, or alternatively at CFS's option, CFS may send the Lender Privacy Notice to each Borrower as a separate mailing at any other time prior to the date the Borrower signs the applicable Promissory Note. CFS will give Lender no less than 21 days advance written notice in the event CFS changes its process for sending such Notices from one of the foregoing alternatives to the other alternative. Beginning no later than July 1, 2001, for all Borrowers who indicate Lender as the desired lender, any on-line Loan application service offered by CFS shall provide a copy of Lender's Privacy Notice within such on-line Loan application service. Each such on-line application by any Borrower who indicates Lender as the desired lender and agrees to receive Lender's Privacy Notice electronically, shall require the applicant to acknowledge receipt of a copy of such Privacy Notice as a necessary step in the completion of such on-line application. If the applicant does not consent to receive the privacy notice electronically, then Lender's Privacy Notice will be sent to such applicant by mail in accordance with the provisions earlier set forth in this Section 4(I); provided, however, that if the applicant electronically signs the Promissory Note as part of the on-line session, the Lender's Privacy Notice will be mailed to such applicant before the Borrower's Loan file data is electronically transmitted to Servicer by CFS. CFS's delivery of Lender's Privacy Notice shall comply with all requirements, including without limitation consumer consent provisions and delivery provisions, under the GLB Requirements and other federal and state consumer privacy laws and regulations. Anything to the contrary in this Agreement notwithstanding, CFS shall at all times comply with, and cause its agents and permitted subcontractors to comply with, all re-use, redisclosure or other customer information handling, processing and protection requirements under the GLB Requirements and other federal and state laws and regulations affecting the privacy of consumer information. CFS shall immediately forward to Lender any Borrower communication received by CFS indicating the Borrower's election to opt-out of the sharing of Borrower information by or among Lender, its affiliates, agents and subcontractors (including CFS).

      NNNN. CFS shall ensure that each time an Application and Promissory Note are provided to a prospective Borrower for signature, additional information specified under 12 C.F.R. Section 226.17(g) is provided to the Borrower so that the disclosure required under the Truth In Lending Act (and Regulation Z) for any Loan made to the Borrower can be provided in full compliance with the delivery-timing requirements under 12 C.F.R. Section 226.17(g). CFS shall ensure that the disclosure of such additional information to prospective Borrowers also complies with the advertising rules contained in 12 C.F.R.
            Section 226.24, all other provisions of the Truth-in-Lending Act and Regulation Z, and with all other Applicable Law.

100. Responsibilities of the Lender:

      OOOO. Lender will perform the duties and adhere to the responsibilities outlined in this Agreement. Lender shall, absent evidence of fraud, bad faith, unfair dealing or criminal misconduct, be obligated to provide daily funding for all Loans certified by CFS under this Agreement. Notwithstanding the foregoing, Lender shall not at any time have any responsibility or duty to undertake any investigation or examination of CFS' activities under this Agreement and Lender shall, as to the existence or non-existence of any fact or as to the sufficiency or validity of any Loan or any document contained in the Borrower File, be entitled to rely upon the certification given by CFS.

      PPPP. All Loans funded by Lender or its affiliates under the RWPCL Program and all receivables related thereto, and all Loan documents (in whatever form) received by or on behalf of Lender under this Agreement or in connection with a Loan, shall be owned solely by Lender or its Affiliates. Lender and its Affiliates shall have full and unfettered rights in and to the Loans and the receivables relate thereto, and the Loan documents, including, without limitation, the right to administer, service, collect, sell, transfer, securitize or otherwise dispose in any manner the Loans and receivables related thereto. Nothing contained in this Agreement nor any action taken under this Agreement shall be deemed or construed to (i) give CFS or its Affiliates any right, title or interest, either in law or in equity, in and to any Loan made or administered by Lender or its Affiliates (or the receivables or Loan documents related to such Loans) or make CFS or its Affiliates a loan production office or a holder or originator of any such Loan, or

            (ii) give CFS or its Affiliates any right whatsoever to control the content and presentation of the underlying Loan documents.

101. Responsibilities of the Servicer:

      Any Servicer retained by Lender to service Loans funded under this Agreement from time-to-time shall:

      QQQQ. Promptly upon receipt of the electronic or paper data for a Loan CFS provides under Section 4.A., perform the actions necessary to prepare such Loans for loading to the Servicer's system and authorize disbursement by the Lender. The funding authorization shall be in a form acceptable to the Lender and will be faxed by the Servicer to the Lender (with the original to be forwarded later) at least 60 minutes prior to the latest time the Lender may initiate its electronic funding transaction, provided that:

            (1) The data provided electronically by CFS contains no errors or problems which cause undue or unexpected delays;

            (2) CFS has given Servicer and Lender sufficient prior notice of new payees to whom funds must be disbursed;

            (3) CFS has given at least two days notice of any significant increase in either the number of Loans or the number of disbursements to be processed or of any other special circumstance that could cause delay.

      RRRR. The Servicer shall, promptly upon receipt of each file, undertake its obligation with respect to such files and begin reviewing the file for each Loan to confirm the following:

            (1) Payoff Request Form(s) ("PRF(s)") is present and signed by a representative of the owner of the Loans being consolidated, or by any agent representing the owner and authorized to execute the LPF on behalf of the owner.

            (2) Application/Promissory Note is present and signed by the Borrower. The Servicer shall have no obligation to verify that the signature on the Application/Promissory Note is the actual signature of the Borrower.

            (3) The Borrower File received from CFS contains the items described in Section 3(F)(1), (2), (6) and (7).

      SSSS. Servicer shall, upon funding, convert the Loans to its servicing system and commence repayment servicing in accordance with any servicing agreement between Servicer and the Lender.

      TTTT. Servicer shall, within thirty (30) calendar days of receipt of each Borrower File, submit an exceptions list to CFS and Lender identifying those items required to be in the Borrower File (i.e., Section 3(F)(1), (2), (6) and (7) that were not contained in the File received by Servicer.

      UUUU. Servicer shall immediately inform the Lender and CFS in writing of any Loan determined by TERI to be uninsured as a result of (i) actions or failure to act by CFS or any other party, or (ii) any breach or inaccuracy with respect to any representation, warranty or certification given by CFS in connection with this Agreement.

      VVVV. Lender shall cause Servicer's obligations under this Section 6 to be added to any servicing agreement and custodian agreement between the Servicer and the Lender. This Agreement shall in no way limit Servicer's obligations under any servicing agreement or custody agreement.

      WWWW. Servicer shall add new payees to its system as identified and requested in writing (including facsimile and e-mail to locations identified by Servicer) by CFS. Servicer will add up to 15 new payees within 1 Business Day of receiving a written request from CFS. To the extent CFS requests more than 15 payees in a single Business Day, such additional payees will be added within 5 Business Days.

102. Insurance:

      CFS shall obtain and maintain in force until all Loans that Lender funds hereunder are repaid in full or paid as a claim by TERI, and upon the request of the Lender furnish proof of, errors and omissions and liability insurance policies acceptable to the Lender providing coverage (with no per occurrence minimum and not more than $10,000 deductible), with respect to claims by Lender , arising from CFS's failure to perform any of its responsibilities under, or from CFS's breach of its representations, warranties or certifications made in, this Agreement, each in an amount of at least $1,000,000 in the aggregate and per occurrence. Each such policy shall be maintained with an insurer rated not lower than A by A.M. Best Co., and shall provide that the policy cannot be canceled or modified without at least 60 days written notice to Lender and Servicer. The policy shall not be amended or modified in any manner which limits, restricts, or conditions the coverage provided, decreases the amount of coverage or increases the deductible, or in any other way reduces the coverage provided, without the prior written consent of Lender and Servicer.

103. Reimbursement Procedure:

      XXXX. If the Lender believes that CFS is obligated to reimburse it for any Loan pursuant to Section 4.H. hereof, the Lender shall:

            (1) Notify CFS in writing of the reason it believes CFS is obligated to reimburse it and CFS shall issue a reimbursement payment in accordance with Section 4.H; provided, however, that CFS shall have 60 days after receipt of such notice to
                  (i) deliver written notice to Lender of CFS's dispute, if any, with respect to said claim detailing CFS's good faith reasonable basis for believing it is not obligated to reimburse Lender for the affected Loan(s) under the terms of this Agreement, or (ii) cure to the Lender's satisfaction the cause of CFS' obligation, if any, to reimburse Lender for such Loan. The parties shall negotiate in good faith to promptly resolve any such dispute raised by CFS in accordance with this Section 8(A)(1)(i).

            (2) In the case of notice from Servicer, Servicer shall notify the Lender, in writing, of the reason it believes CFS is obligated to reimburse Lender and follow Lender's instructions with respect to the Loan, any extension of the cure period or other actions determined to be appropriate by the Lender.

      YYYY. During the Term, CFS will provide a report within ten (10) days of the end of each month that indicates for the preceding month the total number and dollar amount of loans on which CFS has made a reimbursement payment to any and all lenders participating in the RWPCL Program (specific lenders and reimbursements by lender will not be identified).

104. Loan Size:

      Borrowers must have Loan indebtedness of at least $[****]. CFS intends to maintain an average application size of $[****] that the Lender will review quarterly. The Application Fee described in Section 12 below shall be adjusted as provided for in Exhibit C attached hereto.

      Lender will track the volume of Applications which, 6 months after receipt, have a principal balance of $[****] or less. In the event these Applications constitute more than [****] percent ([****]%) of all Applications received, the Lender reserves the right to renegotiate the Application Fee. In the event Lender elects to renegotiate the Application Fee under this Section 9, Lender shall send written notice to CFS of the same and thereafter both parties shall undertake good faith efforts to adjust such Fee to their mutual satisfaction. In the event the parties are unable to agree upon an adjusted Fee within 60 days of Lender's notice to CFS, Lender may terminate the Agreement at any time thereafter upon notice to CFS.

105. Funding:

      The Lender agrees to fund [****] Loans [****] by [****] beginning June 12, 2001, subject to Section 5(A).

106. Borrower Benefits:

      The parties acknowledge and agree that the RWPCL Program does not and will not offer, provide, or otherwise make available any borrower benefits programs of any kind or nature whatsoever, including without limitation interest rate reductions, fee reduction(s), rebate or credit of any amount(s), or other incentives with respect to the Borrower's Loan(s), unless and until the parties hereafter amend this Agreement to provide for such borrower benefit programs.

107. Application Fee:

      The Lender agrees to pay an application fee as set forth in Exhibit C for each successfully completed application. "Successfully completed application" means an application for a Private Consolidation Loan from an eligible borrower in which CFS and Lender have all of the required documentation to make the Loan, regardless of whether it is actually made or not.

108. Marketing:

      ZZZZ. Marketing the RWPCL Program is the sole and exclusive responsibility of CFS, subject to the following conditions. The Lender and Servicer will not produce any of the marketing materials developed, nor will their names, service marks, trademarks or logos be used in any promotions without their prior written consent.

      AAAAA. The Lender hereby gives CFS, limited, non-exclusive, non-transferable, royalty-free permission, during the term of this Agreement (including any extensions and renewals hereof), to use the Lender's name and/or the name and/or logo of Lender's Educaid affiliate on marketing and promotional materials related to the RWPCL Program (the "Marketing Materials"). Lender shall not enter into any new business relationships with any entity in which it may add or acquire any new marketing agents to market Eligible Loans as defined in Section 2 hereinabove. As of the execution date hereof, Lender is the sole funding source for RWPCL Loans. In the event CFS enters into a new business relationship during the term of this Agreement in which it may add or acquire any other lender to fund RWPCL Loans, Lender shall at all times thereafter, subject to the terms and conditions of this Agreement, be given full opportunity to fund no less than [****]% of all RWPCL Loans originated after the date any such additional lender relationship is established (measured by the total number of RWPCL Loans originated by CFS, not the aggregate loan amount)

      BBBBB. Lender and CFS shall agree with each other as to the form and substance of any press release relating to this Agreement and any press release about the RWPCL Program referencing or identifying the Lender, and consult with each other as to the form and substance of other public disclosures related to Lender's participation in the RWPCL Program; provided, however, that nothing contained in this Agreement shall prohibit any party from making any disclosure which its legal counsel reasonably deems necessary to comply with Applicable Law.

      CCCCC. In performing its marketing services under this Agreement, CFS shall at all times comply with Applicable Laws, the Regulations, and Direct Marketing Association (DMA) guidelines and all DMA and State "do not solicit" marketing lists (whether covering telemarketing or direct mail marketing). CFS shall not attempt further phone calls or send additional mailings to, or in any way contact, individuals who request of CFS that no future phone calls, mailings, or contacts be made to such individuals.

      DDDDD. CFS agrees not to market RWPCL Loans for funding by Lender to any individual who (i) is a consumer or customer of Lender or any of its Affiliates, (ii) CFS may not market to under Applicable Law, and (iii) identified by Lender to CFS. Whenever Lender provides CFS with a report listing such individuals, CFS shall promptly and accurately match such list against any file, database, or list of consumers/customers maintained or used by CFS to promote the RWPCL Program. CFS shall not market RWPCL Loans for funding by Lender to individuals identified in such data-matching process. Furthermore, CFS agrees that it will not in any way market, advertise or promote education finance products of any type or from any source to Borrowers with applications submitted for processing under this Agreement without Lender's prior written consent, which Lender shall not unreasonably withhold.

      EEEEE. CFS shall at all times accurately represent the RWPCL Program. CFS specifically understands and agrees that Lender's goodwill and reputation relies on responsible promotion of education loans and services to consumers who meet the eligibility requirements for such loans and services. CFS shall not at any time promote, nor at any time cause, suffer or permit its agents or Affiliates to promote, the RWPCL Program to Borrowers in any way which would disparage Lender or Lender's Affiliates, be injurious to the reputation of Lender or Lender's Affiliates, or cause Lender or Lender's Affiliates to lose goodwill.

109. Regulatory Changes:

      Lender may, in direct and demonstrable response to changes to Applicable Law that (i) are directly binding on Lender or Loans made and held by Lender, and (ii) which prevent the Lender from realizing sufficient profit from the RWPCL Program, withdraw from the Program with 120 days prior written notice to CFS. If legal or regulatory changes prohibit, limit or alter the compensation provisions for the services rendered by CFS to Lender, either party shall have the option to negotiate an amendment to the Agreement or withdraw from the Program with 120 days prior notice to the other party. Lender shall have no obligation to fund Loans after the date of any of the foregoing notices, except that during such 120 day notice period Lender shall, subject to and in accordance with this Agreement, fund Loans for which CFS has secured complete application information and has mailed related application forms to Borrowers for signature prior to the date of any such notice.

110. Reports:

      CFS will provide to Lender prior to the end of each calendar quarter, a forecast of projected Application volume to be delivered to Lender under this Agreement. This report will forecast monthly Application volume (principal dollars and number of borrowers) for each of the twelve (12) months following the end of the quarter in which the forecast is submitted, with projected Application closings for each month in each reporting period.

111. Invoicing:

      CFS shall invoice each Friday for all loans processed during that week, and each invoice shall provide sufficient detail to permit Lender to verify the bill at the Borrower level and further include the total amount funded by Lender each week, sorted by the FICO score group. Lender agrees to execute a wire transfer of funds for all invoices, except as to amounts which are under good faith dispute, within three business days of receipt of invoice.

112. Expenses:

      Other than the expenses described in this Agreement, all parties agree to be responsible for their respective expenses under the RWPCL Program. CFS shall be responsible for the cost of all marketing materials, data entry, sales and related expenses incurred with respect to its marketing activities; provided, however, that nothing herein shall require CFS to print and/or bear the cost of printing any statutorily required consumer notices sent on Lender's behalf such as the Gramm-Leach-Bliley privacy opt-out notice (but excluding Truth-in-Lending information required to be provided by CFS as described in Section 4J hereof); and provided further, however, that if the inclusion of Lender's Gramm-Leach-Bliley privacy practices and opt-out notice, or any other consumer notice that Lender becomes statutorily obligated to send after the execution date hereof, in the loan application package mailed by CFS to Loan Applicants necessitates a higher postal rate for mailing of such package to Borrower than the postal rate that would have been payable had Lender's Privacy Notice (or other statutory notice) not been included in such mailing, then Lender shall pay the differential in such postal rate.

113. Confidentiality:

      FFFFF. This Agreement is considered confidential by all parties hereto and must not be copied or disclosed to anyone other than employees of the parties directly involved in the RWPCL Program or such accountants, attorneys, or other professional advisors or government agencies having jurisdiction over such parties without the written consent of the other parties, except as otherwise required by law.

      GGGGG. All data, information, records, correspondence, reports or other documentation relating to and identified with prospective, existing or former Borrowers of Loans under this Agreement, contained or reflected in Loan forms (including without limitation the application and/or promissory note), RWPCL Program forms, or otherwise obtained, received, prepared, generated or maintained by CFS in connection with this Agreement or necessary to complete, process, fund service, or otherwise administer a RWPCL Program Loan, is and shall remain the confidential information and property of Lender, regardless of whether it is initially received or obtained by CFS from or at the direction of Lender, the Borrower, or any lender of any loan underlying the Borrower's Loan, or prepared and maintained by CFS in the course of any of its activities under this Agreement (individually or collectively referred to hereinafter as "Lender

            Proprietary Information"). Lender Proprietary Information (i) includes any customer list provided by Lender to CFS in connection with Section 13(E), and (ii) excludes information contained in marketing lists purchased by CFS or information obtained by CFS other than in connection with the RWPCL Program. CFS shall hold all Lender Proprietary Information in strictest confidence and not release or divulge such Information to any party other than the Lender and Lender's Affiliates without Lender's prior written consent, except (i) as provided in Section 18(A), (ii) to such other parties as Lender directs in writing, and (iii) as otherwise explicitly set forth in this Agreement. CFS understands and agrees that it shall only use Lender Proprietary Information to perform its duties under this Agreement and that CFS shall not directly or indirectly use, or suffer, permit or cause to be used, any such Information for any other purpose whatsoever. In the event that CFS becomes legally compelled to disclose any of the Lender Proprietary Information to entities not described in the third sentence of this
            Section 18(B), CFS shall provide Lender with prompt notice before such Information is disclosed so that Lender may seek, before such disclosure is made, a protective order or other appropriate remedy or waive compliance with this Section 18(B). In the event that such protective order or other remedy is not obtained, or that Lender waives compliance with this Section 18(B), CFS shall furnish only that portion of the Lender Proprietary Information which it is advised by counsel is legally required and, if requested by Lender at its sole expense, CFS shall exercise reasonable efforts to obtain a protective order or other reliable assurance that confidential treatment will be accorded to such Information.

114. Representations, Warranties, and Covenants of CFS:

      CFS represents, warrants, and covenants each of the following to the Lender on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan and on the date of Lender's funding of any Loan (which such representations, warranties and covenants shall survive any termination of this Agreement):

      HHHHH. CFS (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business and is in good standing as a foreign limited liability company in each jurisdiction where the nature and extent of its business and properties require due qualifications and good standing; (iii) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted; and
               (iv) is in compliance with all Applicable Law and all of its obligations under this Agreement.

      IIIII. The execution and delivery by CFS of this Agreement and the performance by it of its obligations hereunder (i) are within its limited liability company power; (ii) have been duly authorized by all necessary company action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, requires no action by or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any governmental agency; and (iv) do not violate any provision of its operating or company agreement.

      JJJJJ. This Agreement will, upon execution and deliver by all parties thereto, constitute a legal and binding obligation of CFS, enforceable against CFS according to its terms.

      KKKKK. CFS is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse effect on its financial condition and no outstanding or unpaid judgments against CFS exist.

      LLLLL. All tax returns of CFS required to be filed have been filed (or extensions have been granted) before delinquency and all taxes imposed upon CFS that are due and payable have been paid before delinquency, other than taxes which are being contested in good faith by lawful proceedings diligently conducted and against which reserve or other provision required by GAAP has been made and in respect of which levy and execution of any lien have been and continue to be stayed.

      MMMMM. Each Loan CFS certifies to Lender as eligible to be originated and funded by Lender (i) is genuine in all respects and is what it purports to be; (ii) is free from any material claim for credit, deduction, or allowance of any such obligor and free from any defense, dispute, setoff, counterclaim or right of recission (other than for payments made in respect of it) which could be asserted and maintained, or which, with notice, lapse of time, or the occurrence or failure to occur of any act or event, could be asserted and maintained by the Borrower or any other party as a result of any breach, nonperformance, or nonfulfillment of any of the terms of this Agreement on the part of CFS or its agents;
               (iii) was marketed, originated and is in compliance in all material respects with all Applicable Law; (iv) is supported by a Promissory Note that is in CFS's physical possession at the time of such certification ; (v) conforms to the applicable requirements under the Regulations for Guarantee; and (vi) complies with all other terms of this Agreement with respect to Loans.

      NNNNN. Upon reasonable request CFS shall allow Lender (including Lender's regulators and auditors) to monitor CFS sales calls to Borrowers and application processing activities for the sole purpose of monitoring the Program for contract and regulatory compliance, and the information gained thereby shall be used for no other purpose. The restrictions on Lender's use of the information about CFS that it acquires pursuant to this section 19(G) shall survive any termination or expiration of this Agreement. CFS shall remain obligated and liable to Lender in accordance with the provisions hereof without diminution of such obligation and liability by virtue of any such monitoring by Lender.

      OOOOO. CFS will, beginning July 1, 2001 and at all times thereafter while this Agreement remains in effect, have in place an information security program for protecting Lender's Proprietary Information that fulfills the objectives set forth in the "Interagency Guidelines Establishing Standards for Safeguarding Customer Information", 66 Fed. Reg. 8616, February 1, 2001, codified in Appendix B to 12 C.F.R. part 30 (implementing section 501(b) of the Gramm-Leach-Bliley Act, Public Law 106-102).

      CFS further represents and warrants to the Lender the following: until all Loans that Lender funds hereunder have been repaid in full or paid as a claim by TERI, CFS or transferred by the Lender to another entity:

      PPPPP. CFS shall maintain books, records and accounts necessary to prepare financial statements according to GAAP.

      QQQQQ. Upon reasonable request CFS shall allow Lender (including Lender's regulators and auditors) to inspect any of its properties, to review reports, files and other records and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions and finances with its directors, officers, employees or representatives from time-to-time during reasonable business hours, for the sole purpose of monitoring the Program for contract and regulatory compliance, and the information gained thereby shall be used for no other purpose. The restrictions on Lender's use of the information about CFS that it acquires pursuant to this section 19(J) shall survive any termination or expiration of this Agreement. CFS shall remain obligated and liable to Lender in accordance with the provisions hereof without diminution of such obligation and liability by virtue of any such inspection, review, testing, investigation, or discussions, by Lender.

      RRRRR. CFS shall (i) maintain its corporate existence (such that there shall not be any mergers or acquisitions in which CFS is not the surviving entity) and good standing in its state of organization, and (ii) maintain all licenses, permits, and franchises necessary for its business.

115. Representations and Warranties of Lender:

      Lender represents and warrants to CFS on the date of this Agreement, on the date of each request for Lender to originate and fund any Loan, and on the date of Lender's funding of any Loan (which such representations and warranties shall survive any termination of this Agreement):

      SSSSS. Lender (i) is duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is organized; (ii) is duly qualified to transact business as a general corporation; and (iii) possesses all requisite authority, permits and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted; and (iv) is in compliance with all federal and state laws and regulations applicable to its performance of its obligations under this Agreement.

      TTTTT. The execution and delivery by Lender of this Agreement and the performance by it of its obligations hereunder (i) are within its corporate power; (ii) have been duly authorized by all necessary action; (iii) except for any action or filing that has been taken or made on or before the date of this Agreement, require no action by or filing with any governmental agency; and (iv) do not violate any provision of its articles of incorporation.

      UUUUU. This Agreement will, upon execution and delivery by all parties thereto, constitute a legal and binding obligation of Lender, enforceable against Lender according to its terms.

      VVVVV. Lender is not subject to, or aware of the threat of, any litigation that is reasonably likely to be determined adversely to it and that, if so adversely determined, would have a material adverse affect on its financial condition.

116. Notice:

      All notices given under this Agreement shall be in writing and shall be sent by certified mail, return receipt requested to the parties at their respective addresses given below. Such notice shall not be effective until received by the respective party.

      Mr. J. Barry Morrow, President & Chief Operations Officer Collegiate Funding Services, LLC

      100 Riverside Parkway, Suite 125
      Fredericksburg, Virginia 22406

      If to Lender:

      c/o Mr. Kevin A. Landgraver,
      Senior Vice President
      First Union National Bank of Delaware
      3301 C Street, Suite 100-M
      Sacramento, California 95816

117. Entire Agreement:

      This Agreement, including all exhibits hereto, represents the entire agreement of the parties and supersedes all prior agreements, written or oral, with respect to such subject matter. Each of the parties has read and understands this Agreement, and has had the opportunity to have this Agreement reviewed by an attorney.

118. Term; Termination:

      WWWWW. The parties agree that the term of this Agreement shall be from the date first written above until June 12, 2004 ("Initial Term"). The Agreement shall thereafter automatically extend for two (2), one-year periods (each an "Additional Term") unless one of the parties notifies the others in writing of their intent not to renew at least 90 days prior to the expiration of the Initial Term or Additional Term, as applicable.

      XXXXX. B. This Agreement may be terminated under the following circumstances within the time specified:

            (1) By mutual agreement of parties, in writing, at the time so agreed to by the parties;

            (2) By Lender or CFS, in writing, if the other party has in any material respect breached any covenant, obligation, representation or warranty contained herein, and such breach has not been cured within sixty (60) calendar days after the date on which written notice of such breach is given to the party committing such breach;

            (3) By either party (the "solvent Party") in writing, in the event the other party (the "insolvent Party") files for or is subject to any insolvency or bankruptcy proceeding, makes an assignment for the benefit of creditors or becomes subject to any receivership, conservatorship or liquidation, in which case this Agreement may be immediately terminated by the solvent Party by giving written notice of termination to the insolvent Party. In such event, this Agreement shall not constitute assets or property in any insolvency proceeding, and therefore may not be assigned to any trustee, receiver, creditor or the other third party.

            (4) By Lender in the event the volume of completed Applications received during any two (2) consecutive months is less than [****] Dollars ($[****]).

            (5) By Lender upon written notice to CFS in the event that the Guaranty Agreement between Lender and TERI terminates or the "Consolidation Loan Origination Responsibility Agreement" between Educaid and CFS terminates. Furthermore, Lender shall have no obligation to fund any Loans under this Agreement after the date, if ever, that (i) TERI limits or suspends issuing Guarantees on RWPCL Loans, or (ii) the Office of the Comptroller of the Currency or any other regulatory agency with jurisdiction over Lender directs the Lender to discontinue its activities under this Agreement.

      YYYYY. Termination or expiration of the Agreement shall not terminate or affect any rights, obligations or liabilities of either party that arose prior to the effective date of such expiration or termination.

119. Ownership Changes:

      Should ownership of either CFS or Lender change by 50% (or controlling interest) of either, notification is required within 30 days by the party subject to the change to the other party. This contract, and all the rights and obligations of CFS hereunder, may not be assigned or subcontracted by CFS without the prior written consent of Educaid, which consent shall not be unreasonably withheld. The Lender may assign this contract, or any or all of its rights and obligations under this contract, to any parent, subsidiary or affiliate of Lender's without CFS's consent. Any assignment contrary to the foregoing shall be void.

120. Amendment:

      This Agreement may be amended only by a written instrument signed by all of the parties hereto. The effective date of any amendments shall be the date the parties have signed said instrument unless otherwise stated therein.

121. Binding Effect:

      This Agreement shall be binding upon and shall inure to the benefit of the parties and each one's permitted successors and assigns.

122. Agency:

      The parties acknowledge that nothing herein is intended to authorize CFS or the Lender to enter into an agency relationship with any other entity or individual, including without limitation the holder of any loans to be consolidated or their agents, nor shall any provision hereof be interpreted as creating such an agency relationship or subjecting the Lender to any liability, loss or imputed or vicarious knowledge, liability, or loss in connection with any Loan made pursuant to this Agreement by reason of any act or omission of any such other entity or individual. No legal relationship of any kind exists as a result of this Agreement other than the covenants expressly contained herein. This Agreement shall not be deemed or construed to constitute, create, give effect to or otherwise imply a partnership, copartnership, joint venture or business organization of any kind between the parties, or principal and agent relationship between the parties or any of their respective Affiliates. It is agreed that each party shall at all times be an independent contractor and not an agent for the other party. Neither party has the authority to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the other party or to bind such other party in any way. Each party shall be responsible for wages, taxes, withholding, insurance, hours, and conditions of employment of its personnel during the term of this Agreement.

123. Default; Jurisdiction:

      Should any party default hereunder, the nondefaulting party shall be entitled to recover all costs of enforcing this agreement, including reasonable attorney's fees. This agreement shall be governed by, subject to, and interpreted in accordance with the laws of the Commonwealth of Virginia without regard for its conflict of laws statute.

124. Indemnification.

      Each party (the "Indemnifying Party") agrees to assume liability and to pay for, and hereby agrees to indemnify, defend, and hold harmless the other party (the "Indemnified Party") and its officers, directors, employees, Affiliates, successors, and assigns from and against, any and all liabilities, losses, costs, damages, penalties, fines, or expenses, including without limitation legal costs and reasonable attorney's fees (together "Losses"), in connection with any claims, suits or proceedings made or brought by a third party to the extent that such Losses result from, arise out of , or relate to a violation, breach or non-performance by the Indemnifying party or its agent(s) of any of the Indemnifying Party's obligations, covenants, representations, warranties, or certifications under or in connection with this Agreement. It is specifically understood that neither party shall make or agree to any settlement of any such claim involving financial compensation by the other party, its successors, assigns, or Affiliates. Except in the event of fraud or criminal misconduct, neither party shall be responsible or liable to the other party for consequential, incidental, indirect, special or punitive damages.

125. Severability.

      It is the intent of the parties that this Agreement be construed and interpreted in a manner such as to permit enforcement of all of its terms. However, if any provision of this Agreement is held invalid or unenforceable in any jurisdiction for any reason, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, unless such invalidity shall destroy the economic incentive for either party's participation in the Agreement. Such invalid or unenforceable provision shall be amended, if possible, in accordance with Section 25 hereof in order to accomplish the purposes of this Agreement.

126. Mandatory Arbitration.

      Any dispute or controversy between the parties involving less than $250,000 arising out of, connected with or relating to this Agreement shall be resolved by binding arbitration administered and conducted under the Commercial Arbitration Rules of the American Arbitration Association and title 9 of the United States Code. The prevailing party in any judicial action or arbitration shall be entitled to reimbursement from the other party for cost, filing fees, arbitration filing fees, reasonable pretrial, trial and appellate attorneys' fees, witness fees, expert fees, arbitration panel fees, and travel fees. A judgement upon the arbitration award may be entered in any court having jurisdiction. Any arbitration hearing shall take place in the State of California. Nothing in this section, however, shall prevent either party from seeking equitable relief from a count of competent jurisdiction for the other party's breach of
      Section 18 hereof or infringement of intellectual property rights and proprietary sections of this Agreement.

127. No Implied Waivers.

      No failure or delay on the part of any party in exercising any right, privilege, power, or remedy under this Agreement, and no course of dealings among the parties, shall operate as a waiver of such right, privilege, power, or remedy; nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of any right, privilege, power, or remedy or the existence of any other right, privilege, power, or remedy. No waiver shall be effective against any party unless signed in writing by an authorized officer of such party.

128. Corporate Obligation.

      No director, officer, employee or agent of any party shall be individually liable to any other party for the taking of any action, or for refraining to take any action, in good faith pursuant to this Agreement. The Agreement is a corporate obligation and any liability arising hereunder shall be a corporate liability.

129. Remedies Not Exclusive.

      No remedy by the terms of this Agreement conferred upon or reserved to any party hereto is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Agreement or existing at law or in equity (including, without limitation the right to such equitable relief by way of injunction) or by statute on or after the date of this Agreement.

130. Conflicts in Terms.

      To the extent that any provision of the Regulations (Exhibit A) shall conflict with the terms and conditions of this Agreement, the terms and conditions of this Agreement shall be deemed controlling.

      Entered into as of this 12th day of June, 2001.

FIRST UNION NATIONAL BANK OF DELAWARE

By    /s/ Kevin Landgraver
      ------------------------------
      Kevin Landgraver
      Vice President

COLLEGIATE FUNDING SERVICES, LLC

By    /s/ Gary W. Frazier
      ------------------------------
      Gary W. Frazier
      CEO

Attachments:  Exhibit A -- Real World Private Consolidation Loan Underwriting,
              Origination & Servicing Guidelines with an effective date of June 12, 2001

              Exhibit B -- Escrow Account Provisions
              Exhibit C -- Application Fee

                                    EXHIBIT A

              [REAL WORLD PRIVATE CONSOLIDATION LOAN UNDERWRITING,
          ORIGINATION & SERVICING GUIDELINES WITH AN EFFECTIVE DATE OF
                         JUNE 12, 2001 - TO BE ATTACHED]

                                  UNDERWRITING,

                                  ORIGINATION,

                                       AND

                              SERVICING GUIDELINES

                                     FOR THE

                      REAL WORLD(TM) PRIVATE CONSOLIDATION

                                  LOAN PROGRAM

                           ADOPTED AS OF JUNE 12, 2001

                          ----------------------------
                          CONFIDENTIAL AND PROPRIETARY
                          ----------------------------

                                TABLE OF CONTENTS

PRIVATE CONSOLIDATION LOAN OVERVIEW............................................     1

UNDERWRITING GUIDELINES........................................................     2

     I.      LOANS ELIGIBLE FOR CONSOLIDATION..................................     2

     II.     BORROWER AND/OR CO-BORROWER ELIGIBILITY...........................     3

     III.    DENIAL PROCEDURES.................................................     4

     IV.     RECONSIDERATION POLICY AND PROCEDURES.............................     8

     V.      PRIVATE LOAN FORMS................................................     9

ORIGINATION GUIDELINES.........................................................    10

     I.      FUNDING PROCEDURES................................................    10

     II.     FILE SHIPMENT TO SERVICER.........................................    10

     III.    DISBURSEMENT/REFUNDS/CANCELLATIONS................................    11

     IV.     PAYMENT TO GUARANTY FEES TO TERI..................................    11

SERVICING GUIDELINES...........................................................    15

     I.      REPAYMENT TERMS...................................................    15

     II.     FORBEARANCE ELIGIBILITY...........................................    16

     III.    LATE CHARGES......................................................    16

     IV.     DUE DILIGENCE.....................................................    16

     V.      PRE-CLAIM ASSISTANCE..............................................    17

     VI.     SKIP TRACING......................................................    17

     VII.    CREDIT BUREAU REPORTING...........................................    18

     VIII.   DEFAULT CLAIMS....................................................    18

     IX.     CLAIM RECALL......................................................    19

     X.      BANKRUPTCY CLAIMS.................................................    19

     XI.     DEATH CLAIMS......................................................    20

     XII.    DISABILITY CLAIMS.................................................    21

     XIII.   APPEAL PERIOD FOR CLAIM REJECTS...................................    21

     XIV.    CURE PROCEDURES...................................................    21

GUIDELINE AMENDMENT PROCEDURES.................................................    22

ADDENDA...............................................FOLLOWING PAGE 22

ADDENDUM A - PRIVATE CONSOLIDATION LOAN APPLICATION AND PROMISSORY NOTE ADDENDUM B - UNDERWRITING WORKSHEET
ADDENDUM C - RECONSIDERATION WORKSHEET

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                       PRIVATE CONSOLIDATION LOAN OVERVIEW

The REAL WORLD(TM) PRIVATE CONSOLIDATION LOAN (RWPCL) - is a private (i.e., non-federal) consolidation loan that is underwritten using Credit Scoring and Credit Requirements. Each RWPCL is

      -     made by First Union National Bank of Delaware (the "Lender"),

      - originated on the Lender's behalf by Collegiate Funding Services, LLC, ("CFS" or the "Originator"),

      -     disbursed and serviced by SunTech, Inc. (the "Servicer"), and

      - guaranteed by a private non-profit guarantor, The Education Resources Institute, Inc. ("TERI") and not the Federal Government.

The RWPCL will replace the Borrower's prior eligible education loan obligations with new terms and conditions. To be eligible for an RWPCL, the applicant must meet the underwriting requirements of these Guidelines.

The interest rate on the RWPCL will be Prime plus 1%. The Borrower will also be responsible for a guaranty fee of 1% or 3%, which is added into the loan amount. Prime is adjusted monthly; based on the rate published in the Wall Street Journal printed on the last business day of the month.

The minimum private loan balance needed to qualify is $[****].

The FICO score will determine the guaranty fee and maximum balance:
FICO [****]+ = guaranty fee of 1% and maximum of $[****] loan amount
FICO [****]-[****]= guaranty fee of 3% and maximum loan amount of $[****]

Adding a Co-Borrower to the loan may, depending on the Co-Borrower's credit profile, make the Borrower eligible for an RWPCL loan (for example, if the Co-Borrower's income is needed to meet the minimum debt-to-income ratio). However, adding a Co-Borrower will not alter the guaranty fee or the maximum loan amount. Furthermore, the Borrower must have a 650 FICO score or higher even if applying with a Co-Borrower, subject to branch overrides in particular cases as described in the Reconsideration Section below.

Borrowers can use the RWPCL to pay off federal loans as well as private loans. However, the maximum amount of Federal loans that may be added to the Private consolidation is $[****].

      REPAYMENT TERMS

Loan Balance                    Repayment Term
$7500 - $39,999                 Up to 20 years
$40,000 - $60,000               Up to 25 years

Greater than $60,000            Up to 30 years

Note: Repayment terms are based on a Borrower's consolidated loan balance; these terms may be changed by the Borrower after the Borrower has completed one full year of full principal and interest payments. (Any such change will require the signature of both signers of the original RWPCL, if there is a Co-Borrower on the note.) However, the Borrower cannot exceed the maximum repayment period applicable to his/her balance at the time the loan was approved.

                             UNDERWRITING GUIDELINES

      I. LOANS ELIGIBLE FOR CONSOLIDATION

      CRITERIA FOR ELIGIBILITY

      To be eligible for consolidation by means of an RWPCL, a loan must:

      1. Be a closed end loan (set for a specific term and amount).

      2. Be evidenced by a valid promissory note, signed by the Borrower, as certified by the current holder of the loan.

      3. Have been funded by any company or institution that is engaged in the business of making loans.

      4. Have been made pursuant to a loan program explicitly limited to education loans. (For example, home equity lines that happen to be used for educational purposes do not qualify.)

      5. Have been used to pay for educational expenses at a post-secondary institution eligible under the US Department of Education Title IV program OR in conjunction with obtaining certification to practice in a professional field (i.e., bar examination, medical internship/residency, etc.). Note: it is not necessary that a school be approved by TERI.

      6. Be reported at a credit reporting agency as a student loan trade line or certified by the holder or its servicing agent as a loan used for educational purposes.

      7. Be certified by the Borrower as having been used to finance education expenses. (This certification is contained in the printed application form, and must not be altered or deleted as submitted by the Borrower.).

      8. Be in repayment.

      9. Be not more than 60 days delinquent, as certified by the current holder (or servicing agent) of the loan.

      Note: Items 4 and 5 above are not applicable to loans that are themselves consolidation loans. For consolidation loans that are to be paid off with an RWPCL, the Originator may rely on the certification referred to in Item 7 above.

      A Borrower is free to choose which eligible loans to submit for consolidation. Even a single non-federally guaranteed loan may be refinanced by an RWPCL if it and the Borrower otherwise qualify.

      An existing RWPCL cannot be "re-opened" to cover other loans; the Borrower must take out a new RWPCL.

      LOAN SIZE MINIMUMS AND MAXIMUMS

      To obtain an RWPCL, an applicant must be seeking to consolidate at least $[****] in non-federal education debt. Up to $[****] of federal debt can be consolidated along with private debt. In order to receive a consolidation loan, applicants with Federal loans that total $[****] or more must consolidate their Federal loans under a Real World Consolidation Loan, not dealt with in these Guidelines.

      The maximum amount of loans that can be consolidated in an RWPCL depends on the credit score of the Borrower. (The Co-Borrower's credit score is not relevant to this determination.) A Borrower with a credit score of [****]-[****] can consolidate up to $[****] of eligible loans; a Borrower with a credit score of [****] or higher can consolidate up to $[****]. These maximums are both LOAN MAXIMUMS and PROGRAM MAXIMUMS; a Borrower with an existing RWPCL can obtain a new RWPCL but only in an amount equal to the maximum less his/her existing RWPCL(s). For example, suppose a Borrower consolidates $[****] in 2001, and four years later wants to consolidate two newer loans totaling $[****]. If the Borrower has a FICO score that places him in the $[****] "cap" maximum range, he may NOT consolidate the new $[****] loan unless by that time he has paid down the first RWPCL to $[****], so that the two RWPCLs together total no more than $[****]. The above caps can be waived on a case-by-case basis only with TERI's express written consent prior to approval.

      II. BORROWER AND/OR CO-BORROWER ELIGIBILITY

      To be eligible for a Real World Private Consolidation Loan, the Borrower must meet the following minimum underwriting criteria. Unless otherwise noted, any Co-Borrower must also meet these criteria:

      -     Credit Score greater than or equal to [****]

      -     Maximum debt-to-income ratio (DTI):

            -     [****]% if credit score is between [****]and [****]

            -     [****]% if credit score is greater than [****]

      The Borrower or Co-Borrower must pass this test; it is not necessary that both pass.

      -     No bankruptcies within the past five years.

      -     Current on mortgage or rent payment.

      - Two or more revolving credit and/or installment debts, with no more than two accounts having been 30 days past-due in the preceding 12 months, and no accounts having been more than 60 days past-due in the preceding 12 months. If a Co-Borrower has two current debts, the Borrower need not have any, but any accounts the Borrower does have must meet the above past-due limitations.

      - United States citizenship - required for either the Borrower or the Co-Borrower.

      - No record of paid or unpaid charged off account over $150 or no record of a foreclosure, repossession, open judgment or suit, unpaid tax lien or other negative public record items.

      - Verified income stream for at least one Borrower or Co-Borrower on the application.

      There is no minimum employment duration required; nor is there a requirement for the Borrower or Co-Borrower to be employed. One of them must however be able to evidence a flow of income sufficient to repay the loan as per the DTI criteria set out earlier in this document. If the loan requires spousal income be included to meet DTI, the spouse is considered a Co-Borrower and must sign the promissory note. In community property states (such as California and Nevada), spousal income must be considered if disclosed and verifiable. All items detailed for the Borrower must also be verified for a Co-Borrower.

      Details on certain of these items are as follows:

      A. CITIZENSHIP

The Borrower or the Co-Borrower must be a U.S. Citizen. The Originator must verify citizenship with one of the following:

      - Drivers License - This will serve as verification of citizenship only if a social security number is printed on the document.

      -     Passport

      -     U.S. Armed Services ID

      -     Birth Certificate

      -     Certification of U.S. Citizenship (INS form N-560 or N-561)

The Originator will forward documentation of citizenship to the Servicer along with the Borrower file.

      B. EMPLOYMENT

The Originator must verify the Borrower's and/or Co-Borrower's employment with one of the following:

      - A signed letter, on company letterhead, from the Borrower's employer (preferably the company Personnel Department) verifying employment, with additional telephone verification.

      -     Copies of the Borrower's two most recent pay stubs.

      - If the Borrower is self-employed, signed copies of his/her two most recent Federal Tax returns.

If the Originator does not receive one of the first three means of employment verification, it must:

      - Contact the Borrower at his/her place of business, and verify the company phone number with Directory Assistance.

      - Contact the Borrower's business (preferably the company Personnel Department), and verify employment.

      C. INCOME

The Originator must verify the Borrower and/or Co-Borrower's Income with one of the following depending upon the source of income:

      - If the Borrower is salaried, a copy of paycheck deposits, pay stubs etc. The document must be dated within the last 30 days of application date.

      - Copies of the most recent pay stubs (representing 30 days worth of income).

      -     Most recent W-2 form.

      - Most recent copy of signed 1040 Tax return with all schedules attached.

      - An original letter from the employer; signed by a third party and verbally verified.

      - Original letterhead from a CPA, with a signature and verbal confirmation, stating annual income.

      - If self-employed, signed copies of two most recent Federal Tax returns (with all schedules attached).

      Additional Sources of Income:

      - Alimony/child support or separate maintenance as source of income - Six months' canceled checks and/or six months' bank statements showing deposits, or court ledgers. Income must continue for three years from application date. The income and liability details of a divorce older than five years need not be pursued unless it is a primary source of income or unless it represents a significant liability. In addition, the Borrower and/or Co-Borrower should also be provided the option of providing an attorney's letter detailing the income/liability information if he/she does not wish to provide a full copy of a divorce decree for qualification purposes. It may be assumed that child support will discontinue at age 18 unless evidence to the contrary is provided. Complete tax returns with W-2s may be obtained for Alimony and Separate Maintenance.

      - Retirement benefits, Supplemental SS, Veteran's compensation, disability, welfare award, Social Security, Corporate pension benefit - Letter showing future revenue stream amount and frequency. If letter is not specific, two months' worth of bank statements or most recent check stub or copies of two months' canceled checks should be submitted. Please see underwriting manager if duration of the income is less than two years.

      - Bonuses and Overtime - Recent pay stub dated within the last 30 days.

      - Commission - Copy of last two years signed, completed personal federal tax returns, with all schedules and W-2s attached.

      - Dividend, Interest, Capital Gains - Two years' broker statements showing all consistent incomes, or copy of last two years' signed, completed copy of signed personal Federal Tax returns, with all schedules and W-2s attached.

      - Rental Income - Copy of last two years' signed, completed personal Federal Tax returns, with all schedules and W-2s attached. If the property has been rented for less than twelve months, receipts and bank statements showing deposits.

      Note: For situations where tax returns are required, calculate rental income based on a 24-month average, subject to underwriter discretion if rental income decreases substantially during the 24-month period.

      D. TOTAL GROSS MONTHLY INCOME

      -     Borrower and/or Co-Borrower (salary) income

      -     Other income

            -     Interest

            -     Dividends

            - Rental Income from investment rental properties if positive cash flow

            - Alimony, child support, separate maintenance, etc., if provided.

            - Bonuses, commissions, overtime (may be reduced to reflect Regional Economic conditions).

            - Self-employed income is generally calculated utilizing two years' average of income stated on tax returns when available or required.

Note: If the Borrower has been with current employer for more than two years, calculate average for previous twenty-four months. If with current employer more than one year and less than two years, calculate average using number of months on the job. If with current employer less than one year with minimum two year earning commission, use either lower average monthly commissions of the current job or average for total income received from all employers during previous twenty-four months.

      E. MORTGAGE/RENT VERIFICATION

      The Borrower and Co-Borrower must each be current on rent or mortgage payments. Choose one of the following as an acceptable means of verification for mortgage or rent:

      - Mortgage review on the Credit Bureau report indicating a 12-month history and paid current.

      - Request a copy of the Borrower's most recent monthly mortgage bill, showing no past due amounts. If an amount is shown past due, have the Borrower provide a copy of canceled check for the past due amount, or call the mortgage holder to verify payments.

      - Call the Borrower's mortgage company or landlord to verbally verify the status of the account, or request written verification if the company representative is unable to give a verbal status without prior release from the Borrower. The name and number of the person contacted must be documented in the account history.

      - Request a letter from the Borrowers' landlord or mortgage company, on company letterhead, indicating that the Borrower is current.

      The easiest method for verification of mortgage payments will be the Credit Bureau report. Rental payments will not be shown on a Credit Bureau report and will require a call or request for written verification from the landlord.

      Note: The delinquency criteria from page 5 (Borrower and/or Co-Borrower eligibility) must be applied to the Borrower's mortgage account. This means that neither the Borrower nor the Co-Borrower can have been 60 days or more past due on his or her mortgage payment in the past twelve months, even if the account has been brought current at the time of review for loan approval.

      F. CALCULATING DEBT TO INCOME RATIO

      Monthly debt is derived/calculated from information on the application and the credit bureau report. The debt to be considered:

      -     Monthly mortgage/rent

      -     All loans in repayment currently (auto, personal, education, boat)

      -     Revolving debt from credit cards and personal lines of credit

      -     Alimony and child support payments

      - Those debts for which the Borrower or Co-Borrower has liability showing on the credit bureau report and/or application.

      Note: When assessing the monthly debt, duplicate accounts may show between the application and credit bureau report. If this occurs, the higher payment shown will be taken into consideration.

      Income that would be considered:

      - All regularly occurring income of the applicant(s) assessed, including salaries, retirements benefits, and annuities.

      G. CREDIT BUREAU REPORT REVIEW

      The review of the Credit Bureau Report will be a major part of the Underwriting Review. Each applicant - the Borrower and any Co-Borrower - must have a score of [****] or better unless approved according to the Reconsideration Policy and Procedures.

      III. DENIAL PROCEDURES

      After review if it is determined that the file cannot be approved the following procedure should be followed:

      - Determine if a counter-offer can be made. The Borrower may be able to obtain a Co-Borrower to assist him/her in qualifying if the problem with the loan involves lack of income or the Debt to Income Ratio. If the file already has a Co-Borrower no counter offer can be made.

      - The status code PREJCO should be used to indicate that a counter offer has been extended.

      If a Co-Borrower will be used the file should be placed in the status code PCORQ. This status will indicate that the file is on hold until the necessary documentation can be obtained from the Co-Borrower (paystubs, credit bureau information, complete application).

      - After the examination of the Co-Borrower has been completed it will be necessary to underwrite the file again using the information for the Co-Borrower. If approved, normal approval procedures as noted previously should be followed.

      If the file already has a Co-Borrower and does not meet the criteria for approval no counter offer may be made. The file should be placed in the status code PREJ. This will indicate that the file has been rejected and Denial Procedures should be followed.

      An adverse action letter must be sent to any Borrower who has had a Credit Bureau Report pulled and no resulting credit has been issued. This letter must be sent within 5 business days of the credit decision for adherence to regulatory requirements. This letter will detail all information required by regulation, including without limitation the name, address and phone number for the Credit Bureau that was utilized to make a determination of ineligibility for the loan. This will give the Borrower opportunity to obtain a copy of the Credit Bureau Report.

NO DETAILS OF A BORROWER AND/OR CO-BORROWER CREDIT BUREAU REPORT SHOULD BE DISCUSSED WITH THEM UNTIL THEY HAVE RECEIVED A COPY OF THAT REPORT. DISCUSSIONS ABOUT BORROWER'S INFORMATION WITH A CO-BORROWER AND VICE VERSA ARE PROHIBITED.

      An Adverse Action Letter must be sent when the Borrower has been non-responsive for 90 days. A Credit Bureau report is no longer valid as of the 90th day from the date it was pulled. The letter would be sent to indicate that the request for credit has been denied due to inactivity on the part of the Borrower or Co-Borrower. Efforts should be made throughout the processing of the loan to reach the borrower by phone, with a follow-up in writing no later than 60 days after material has been requested. This letter will inform the Borrower of the specific date when an adverse action letter will be sent if said Borrower has not responded. The date of the adverse action letter should be no later than 90 days from the date that credit was originally obtained.

      Note: Responsive Borrowers will not be denied simply because the credit bureau has aged to 90 days. In that situation, the Originator should note the file to record conversations with the Borrower. This note should detail the progression of events leading to the ultimate decision on the file. A new credit bureau report will have to be pulled, however, if the first is more than 90 days old.

      IV. RECONSIDERATION POLICY AND PROCEDURES

      For a denied Borrower or Co-Borrower to be reconsidered, he/she must request reconsideration of the denied application in writing. The Borrower(s) must then satisfactorily resolve all denial reasons listed in the Adverse Action Letter. The request for reconsideration must provide documentation that satisfies the criteria listed in the reconsideration grid below. Approval of an applicant who meets all reconsideration criteria is a "POLICY OVERRIDE".

      If a denied applicant

      - is below the score cutoff but has a credit score no lower than [****],

      -     fails the debt-to-income test,

      -     lacks sufficient credit history, or

      -     has credit derogatories that would disqualify him/her for an RWPCL,

      the Originator may grant an override , but only with (1) the sign-off of the manager of the Lender's credit department (or the manager of CFS as the Lender's agent) and (2) TERI's written consent evidenced by the sign-off of any authorized TERI staff. The Originator will complete a Reconsideration Worksheet and attach all applicable information and fax all documents needed for reconsideration to TERI for approval and signature. Follow-up via phone or email by the Originator with TERI will be done after 48 hours. The Lender's agent (the Originator) must submit a copy of these sign-offs to TERI at the time of origination. Such overrides may be granted where, for example, an applicant made good faith efforts to cure derogatory credit but was unable to do so due to circumstances beyond his/her control. Any override granted to an applicant who fails to meet reconsideration criteria is an out-of-policy override. For convenience, it will be referred to in these guidelines by the term "BRANCH OVERRIDE". CFS, as agent for the Lender must so designate it in its system for reporting purposes, and forward all such original documentation to the Servicer while retaining copies for itself.

      The Lender's agent, CFS, will provide TERI with full documentation of each branch override. The Lender and Originator will use best efforts to keep the total number of branch overrides for each calendar year, for each loan program, to less than three percent (3%) of total approved loan decisions for such year, calculated in terms of gross dollars approved.

      Each file where a policy or branch override has occurred must reference this fact.

      For all purposes of these guidelines, an application with a credit score below [****] that has been approved as a branch override will be treated as a [****] credit score loan.

      V. PRIVATE LOAN FORMS

      PRIVATE CONSOLIDATION LOAN APPLICATION AND PROMISSORY NOTE - ADDENDUM A

      UNDERWRITING WORKSHEET - ADDENDUM B

      This document must be completed in its entirety prior to render an underwriting decision on the loan. The underwriter should conduct a thorough review of this document.

      -     Borrower and Loan detail

      - Score Review - indicate with a "Y" or an "N" the applicable score for either the Borrower or the Co-Borrower.

      - Credit Review - indicate with a "Y" or an "N" the answers to all questions. Either the Borrower or Co-Borrower must have an answer of "Y" to all of these questions for loan eligibility.

      - Employment/Income Verification - not all areas of this will require completion. Check only the applicable form of employment and income verification used for the Borrower or Co-Borrower being examined.

      - Total Gross Income - all income figures should be represented as a monthly gross figure. Breakdown all income used for qualification in its proper designation.

      - Total Gross Monthly Income - Total all figures that comprise the income for the Borrower or Co-Borrower into a total figure. Double-check all math calculations.

      - Documentation Review - indicate with a "Y" or an "N" if all documentation is present. Detail with a "Y" or an "N" all those pieces of documentation that are contained in the file.

      - Final Recommendation/Comments - Detail all reasons for a denial in this area. An overall comment should also be made for all loans that are approved.

      - Underwriter Signature and Date - Please also mark whether the loan was approved or denied.

      - Senior Underwriter Signature and Date - Until further notice all loans must be signed off by the

      Underwriting Manager.

      All files requiring a reconsideration using a Branch Override or a Policy Override will be indicated on the Underwriting Worksheet as well as the Checklist Window in CT.

      Reports will be pulled to determine the percentage of files where a reconsideration was used.

      RECONSIDERATION WORKSHEET - ADDENDUM C

      This document must be completed if reconsideration is required to approve the loan being reviewed. The completed form along with necessary attachments should be forwarded to TERI for review, approval, and signature prior to loan approval.

      EXAMPLES OF EACH DOCUMENT ARE INCLUDED IN THE ADDENDA AT THE END OF THESE GUIDELINES.

                             ORIGINATION GUIDELINES

      I. FUNDING PROCEDURES

      Upon completion and approval of an application, it will be disbursed within 5 business days unless otherwise agreed to by the Applicant.

      II. FILE SHIPMENT TO SERVICER

      All original documentation will be forwarded to the Servicer within five
(5) business days following the initial electronic file transfer from the Originator to the Servicer.

      Should the Originator receive any correspondence, notices, or communications from or with respect to any Borrower (e.g., bankruptcy and death notices) after the Borrower file has been sent to the Servicer, the Originator will immediately forward such documents to the Servicer.

      III. DISBURSEMENT/REFUNDS/CANCELLATIONS

      CFS will contact every Borrower (but need not also contact any Co-Borrower) whose application has been approved, prior to sending the account to the Servicer for disbursement. By this contact, which will be by telephone or email, CFS will convey and confirm to the Borrower:

      1) the loans included in the consolidation,

      2) the balance of such loans and the total payoff amount, and

      3) the guaranty fee that will be added to the RWPCL.

      At this time, CFS will answer any other relevant questions of the Borrower, and notify the Borrower that this is the final step prior to the funding and disbursement of the RWPCL. CFS will make data entries confirming this communication in its origination files, which will be part of any Borrower File forwarded to the Servicer and subsequently included in any claims package forwarded to TERI.

      Upon receipt of the disbursement file by electronic transmission from CFS, the Servicer will disburse the loan proceeds (other than the borrower guaranty fee) by one or more checks or electronic fund transfers to the holder of pre-existing loans to be paid off, or such holders' designated Servicers. The Servicer will also send a disclosure statement to the Borrower itemizing all such payments in accordance with applicable law.

      A returned uncashed check or EFT will not result in a cancellation of the loan so long as at least one other pre-existing loan is in fact paid off by the consolidation loan Borrower. Return of a check or EFT within thirty (30) days following origination will trigger a refund of the applicable portion of the guaranty fee to the lender, and the Servicer will notify TERI and the Lender of any fee refundable to the lender. The Servicer will make any redisclosures that may be required by law.

      Any payment received from a lender or servicer to which a payoff check has been sent, unless in the exact amount of the payoff check, will be applied to principal due on the Borrower's account, but will not trigger any changes to the repayment schedule or any refund of guaranty fees.

      IV. PAYMENT OF GUARANTY FEES TO TERI

      BORROWER GUARANTY FEE

      The Borrower is assessed a Guaranty Fee of either 1% or 3%, depending on his/her FICO score, as follows:

      -     If FICO score is [****] or above, the Guaranty Fee is 1%;

      -     If FICO score is less than [****], the Guaranty Fee is 3%.

      Note: Only the Borrower's credit score is used in this determination. If there is a Co-Borrower on the loan the Co-Borrower's credit score has no bearing on the amount of the Guaranty Fee.

      The Guaranty Fee is added to the balance of the loans being consolidated. The principal payoff balance plus the Borrower Guaranty Fee equals the Total Loan Amount (the "Amount Financed," in Truth-in-Lending terms).

      LENDER SUPPLEMENTAL GUARANTY FEES

      1. The Lender will also pay TERI , an Up-Front Supplemental Guaranty Fee. The amount of this fee will vary, based on the composition of the underlying loans being consolidated, as follows:

            a) If the underlying loan balance is <50% TERI-guaranteed loans, Lender owes TERI [****]% of the Total Loan Amount.

            b) If the underlying loan balance is greater than or equal to 50% TERI-guaranteed loans, Lender owes [****] ([****]%) to TERI.

      This fee is NOT added to the Borrower's Total Loan Amount.

      2. The Lender will also pay to TERI a Quarterly Lender Supplemental Guaranty Fee based on the composition of the underlying loans consolidated and the amount of time the loan has been in repayment. All loans made during a given academic year (which is deemed to be the period July 1 - June 30) will bear the following fees at least through the tenth anniversary of the end of such academic year (for example, loans made during the period July 1, 2001 - June 30, 2002 will bear the following fees at least through June 30, 2012):

      a) If the original underlying loan balance was <50% TERI-guaranteed loans, the Lender owes TERI a fee equal to [****] basis points ([****]%) of the outstanding principal balance at the end of each quarter for all loans except those for which a guaranty claim has been filed with TERI.

      b) If the original underlying loan volume was greater than or equal to 50% TERI-guaranteed insured loans, the Lender owes TERI a fee equal to [****] basis points ([****]%) of the outstanding principal balance at the end of each quarter for all loans except those for which a guaranty claim has been filed.

      This fee is paid by the Lender and is not charged to the borrower.

      At the tenth anniversary of the end of an academic year, TERI and the Lender will compute the cumulative gross default rate (i.e., claims paid, regardless of TERI's subsequent recoveries thereon) for all loans that were made during such academic year. If the cumulative gross default rate is below [****]%, then no Quarterly Lender Supplemental Guaranty Fee will be payable thereafter with respect to such loans. If the cumulative gross default rate for all such loans is [****]% or higher, the Lender will continue to pay the fees prescribed above.

      FEE CALCULATION

      1. CFS will be responsible for determining the Borrower's credit score and whether the underlying loans being paid off with the Borrower's RWPCL are TERI-guaranteed. In accordance with the above structure, CFS will assign a fee code to each RWPCL and calculate the Borrower guaranty fees due. CFS will transmit the information on each RWPCL to the Servicer who will rely on the code and the calculations. In its payoff request forms submitted to the holders of loans to be consolidated, CFS will request that such holders certify not only the loan balance but whether a given loan is or is not TERI-guaranteed, and CFS will be entitled to rely on such certification. If the holder does not indicate that a loan is TERI-guaranteed, the loan will be treated as not TERI-guaranteed. Where CFS has misstated the percentage of paid-off loans that were TERI-guaranteed, and done so in reliance on certifications from holders, such misstatement and any resulting underpayment of fees will not be the basis for denial of a guaranty claim.

      2. The Servicer will be responsible for generating files and reports to determine the fees due from Lender to TERI on a weekly basis. The reports and files covering a calendar week of disbursements will be sent to the Lender by the first business day following the end of such week.

      3. TERI and Lender will be responsible for timely review of the data from the Servicer and will promptly communicate in writing any amounts or calculations in question.

      4. The Lender will pay all fees due to TERI promptly upon receipt of the Servicer's report(s).

      5. If within ninety (90) days after said fees are paid CFS determines that it made an error in calculating the ratio of non-TERI guaranteed to TERI guaranteed loans, it will promptly so notify TERI and the Lender, and TERI shall reimburse Lender for any fees erroneously paid, or the Lender shall forward additional fees to TERI, as the case may be.

      6. TERI or the Lender, as the case may be, will make refunds and adjustments as provided above within 10 business days of receipt of a documented request from the Lender (or its agent) or TERI, as the case may be.

      REPORTING

      CFS will provide to the Servicer via electronic transmission the following information pertaining to each Borrower account:

      - Appropriate Borrower guaranty fee (1% or 3%) based on Borrower's FICO score and a calculated dollar figure for such fee, based upon the "make-whole" factor

      -     Borrower FICO score

      - Whether the TERI-guaranteed underlying loans are greater than or less than 50% of the total dollar volume for a single consolidation. CFS will convey this information by using a tier level field: a blank in the field equates to TERI guaranteed underlying loans < 50%; a "1" in the tier level field equates to TERI guaranteed underlying loans > 50%

      The Servicer will produce and distribute weekly and quarterly reports. The weekly report will contain the Borrower Guaranty Fees due to TERI and the Up-Front Supplemental Guaranty Fees due to TERI. The Servicer will remit electronic reports to Lender and TERI each Monday or the first business day thereafter if Monday is a holiday. The weekly report will cover all disbursements made during the week.

      The Lender will review the report from the Servicer. Unless there is a reasonable basis for disputing a charge, the Lender will remit the entire amount owed to TERI by wiring funds into an account designated by TERI. The Lender shall also cause a report with sufficient detail to be sent to TERI. The form of such report will be as mutually agreed among the Lender, the Servicer, and TERI.

      TERI will reconcile the fees paid and provide to the Lender a written list of loans on the weekly electronic report which have been rejected, if any, and the reasons for such rejection.

      Each month, TERI will provide to the Lender a list of all loans that have become subject to TERI's guaranty during the previous month.

      The Servicer will provide the Lender a quarterly report to support the payment of the Quarterly Lender Supplemental Guaranty Fee. Such report will identify all loans meeting the fee structure described above and will be delivered to the Lender by the 10th day after the end of each calendar quarter.

      The Lender will use the Servicer's report to support the remittance to TERI for Quarterly Lender Supplemental Guaranty Fee which shall be paid by the 20th day of the each April, July, October and January for the preceding quarter Unless there is a reasonable basis for disputing a charge, the Lender will remit the entire amount owed to TERI by wiring funds into an account designated by TERI.

      An example for the Servicer's quarterly report is shown below. On or before December 31, 2010, the Lender, Servicer and TERI will agree on a revised form that will reflect academic year cohorts for the purpose of determining whether a particular cohort of loans continue the bear a Lender Supplemental Guaranty Fee, as described above. In the meantime, if the Lender Supplemental Guaranty Fees are changed, the sample form below will be amended accordingly.

      Sample Quarterly Report for Lender to Calculate the Quarterly Supplemental Lender Fee:

      For loans originated during Calendar Year: 2001:

                                PRINCIPAL
                               BALANCE AT              CLAIM
         LOAN TYPE             QUARTER END             FILED?         RATE          CALCULATED FEE DUE
         ---------             -----------             ------         ----          ------------------
< 50% TERI composition          $[****]                No            [****]              $[****]
                                $[****]               Yes            [****]              $[****]

> 50% TERI composition          $[****]                No            [****]              $[****]
                                $[****]               Yes            [****]              $[****]
        TOTAL                   $[****]                                                  $[****]

                              SERVICING GUIDELINES

      I. REPAYMENT TERMS

      All consolidation loans are for immediate repayment. The Servicer will schedule the first payment due for a date that is no more than 60 days after the date of first disbursement.

      The Originator will set the initial repayment period for the loan and inform the Servicer of such period by electronic data transmission. If the Originator fails to provide this information to the Servicer, the Servicer will enter in its records, as the repayment period for the loan, the maximum permissible repayment period for such loan according to these Guidelines. The Servicer will be responsible for disclosing this, and making all other truth-in-lending disclosures, to the Borrower.

      The Servicer may thereafter alter the repayment period and repayment amount under the following circumstances:

      -     pursuant to forbearance as set forth below,

      -     pursuant to the Borrower's request as set forth below, and/or

      -     to reflect changes in the interest rate applicable to the loan.

      Any change in the interest rate will generally not cause the Borrower's payment amount to change, but will instead cause the number of payments to increase or decrease, thus causing the repayment schedule to be lengthened or shortened. The repayment schedule may be extended beyond the program maximum (see "Repayment Terms," above), for up to an additional 2 1/2 years, if necessary to accommodate interest rate increases. If the extension of the repayment is insufficient to amortize principal over the maximum term plus 2 -1/2 years and cover monthly interest, the monthly payment amount will be increased to the minimum amount that is sufficient to do so, and the Servicer will notify the Borrower of this change.

      The Servicer may increase or decrease the Borrower's monthly payment amount at the Borrower's request, subject to the above limitations, and provided that the loan is less than 30 days delinquent at the time of the request.

      II. FORBEARANCE ELIGIBILITY

      The Servicer is authorized to grant the Borrower a total of six (6) months of hardship forbearance: non-payment of principal and interest. This forbearance can only be applied for after the Borrower has completed one full year of full principal and interest payments on the consolidation loan. This forbearance may be granted by the Servicer in one forbearance or increments adding up to a maximum of six (6) months. This forbearance can be applied to the Borrower's loan prospectively as well as retrospectively.

      The Servicer may use administrative forbearance in the event of death or bankruptcy of the Borrower or Co-Borrower, or as part of the cure process, as more fully described below No forbearance may be granted except upon written request signed by the Borrower.

      III. LATE CHARGES

      Late Charges are assessed in accordance with the provisions on the promissory note.

      IV. DUE DILIGENCE

      Before a claim can be filed with TERI, the Servicer must attempt to collect the loan from the Borrower and Co-Borrower as applicable in accordance with the due diligence guidelines outlined below:

      1-30 Days Past Due

      - Complete two telephone contacts or four attempts to each Borrower and Co-Borrower(s).

      -     Send a late notice to the Borrower and Co-Borrower(s).

      31-60 Days Past Due

      - Complete two telephone contacts or four attempts to each Borrower and Co-Borrower(s).

      -     Send a late notice to the Borrower and Co-Borrower(s).

      61-90 Days Past Due

      - Complete two telephone contacts or four attempts to each Borrower and Co-Borrower(s).

      -     Send a late notice to the Borrower and Co-Borrower(s).

      91-119 Days Past Due

      -     Send a late notice to the Borrower and Co-Borrower(s).

      - The Servicer will cease telephone collection activities by the 90th day of delinquency.

      120-130 Days Past Due

      -     A Final Demand will be sent to the Borrower and Co-Borrower(s).

      NOTE: For purposes of these Guidelines,

      - a "telephone contact" means either actual contact with the Borrower or Co-Borrower, or two attempts. On a given day, only one attempt to each individual at a specific telephone number will be counted toward satisfying the due diligence requirement.

      - All letters except the Final Demand letter may be addressed and mailed to the Borrower and any Co-Borrower, or to two or more Co-Borrowers, jointly if residing at the same address.

      - The Final Demand letter must be separately addressed and mailed to each Borrower and Co-Borrower even if two or more of them live at the same address.

      - Each of the past-due periods above (e.g., 31-60 days past due) is called a `bucket."

      If a Borrower makes one or more payments that do not eliminate his delinquency but ratchet his delinquency back to an earlier bucket, the Servicer will not be required to perform the due diligence activities scheduled for that earlier bucket, but must resume due diligence activities if and when the delinquency increases and rolls into the next bucket.

      The Servicer may, to the extent permitted by applicable law, perform telephone due diligence activities inadvertently omitted during the 1-120 day delinquency buckets if such activities are completed no later than the date the claim is filed. Such performance of omitted due diligence activities will preclude denial of a claim based on the prior omission.

      The Servicer need not continue sending collection notices to an address that has become invalid, or continue attempting calls to a telephone number that has become invalid, if the Servicer is unable to ascertain the correct address or telephone number through the skip-tracing described below.

      V. PRE-CLAIM ASSISTANCE

      The Servicer will submit a request for pre-claim assistance to TERI between the 70th and 90th day of delinquency. The tolerance for error is ten
(10) calendar days. Once a request for assistance is filed and the loan is over 90 days delinquent, the loan will be under the direct supervision of TERI and TERI will assume all responsibility for the performance of all telephone due diligence activities. If the loan becomes less than 60 days delinquent because the Borrower has made some but not all overdue payments, the Servicer will notify TERI and resume the performance of telephone due diligence activities.

      VI. SKIP TRACING

      If the Servicer becomes aware (through notification or otherwise), on or before the 89th day of delinquency, that a Borrower or Co-Borrower's address is invalid, it must undertake skip-tracing activities as listed below. If it becomes aware of such invalidity after the 89th day of delinquency, it must promptly notify TERI. Any required skip-tracing must be completed prior to claim filing. The Servicer will attempt to locate the Borrower or Co-Borrower through the following skip-tracing techniques:

      -     Calling directory assistance

      -     One attempt to reach each reference on the application*

      - One attempt to reach each Borrower and Co-Borrower on the application

      - Calling the Borrower or Co-Borrower's place of employment, when known. If a place of employment has informed the Servicer that they will not validate information or that the Borrower is no longer employed there, then the Servicer is no longer required to call the place of employment.

      - Conducting a social security search through at least one national credit reporting agency

      * This is required activity for the Borrower's references only

      The Servicer may cease skip-tracing efforts if its attempts to locate the Borrower or Co-Borrower through the above techniques fail. In the case of an invalid phone number, the Servicer will continue to contact the Borrower by mail unless the address is also determined to be invalid. The Servicer may perform skip-tracing activities inadvertently omitted during the 1-89 day delinquency buckets if such activities are completed no later than the date the claim is filed. Such performance of omitted skip-tracing activities will preclude denial of a claim based on the prior omission

      Skip-tracing performed during a prior delinquency period of a loan, but not during the 120-day delinquency period leading immediately to the filing of a guaranty claim, will satisfy the Servicer's due diligence obligations if the particulars are included in the account history provided to TERI as part of the claim package.

      VII. CREDIT BUREAU REPORTING

      Within 45 days of delinquency, the Servicer must report the Borrower and all Co-Borrowers to at least one national credit agency. Normally this will occur for all loans more than 40 days delinquent at a month end. The Servicer will continue to report account delinquency on a monthly basis up to claim payment date. Tolerance for delayed reporting is plus or minus 30 days.

      VIII. DEFAULT CLAIMS

      Default claims must be submitted to TERI between the 180th day and the 210th day of delinquency. TERI will allow a five-business-day tolerance for submission of default claims. Required claim documentation includes:

      1. Application, Promissory Note (if separate from the Application), Disclosure Statement, and the electronic record of the Borrower contact described in the first paragraph under Section III of the Origination Guidelines above.

      2. Forbearance Form(s) and supporting documentation where required and/or system generated history reflecting the forbearance period

      3. Credit Bureau Report with credit score

      4. Due Diligence History for the most recent 120 day delinquency period

      5. Payment History

      6. Underwriting Worksheet

      7. Income verification

      8. Pay-Off Request Forms or other evidence that the underlying loans have been consolidated

      9. Assignment of Rights

      10. Copy of the Borrower's proof of citizenship (if applicable)

      11. Bankruptcy and Death information as appropriate

      If a loan has had prior periods of delinquency that have not aged to 120 days, the Servicer need not report due diligence activities undertaken during those periods. The only due diligence history it must report is that for the 120 days of delinquency that gave rise to the guaranty claim.

      TERI will send claim payments by check to the Servicer, within time frames established in the Guaranty Agreement between the Lender and TERI.

      TERI will accept microfilm or laser copies of all original documents with the claim package. In the event that the Servicer is unable to secure the original Promissory Note, TERI will accept a copy of such Note if it is accompanied by a notarized affidavit certifying that the original has been misplaced and that the copy is a true one. Further, the complete copy of the Note must contain the signatures of all obligors of the note. If a court of competent jurisdiction refuses to accept the submitted copy of a note in the event that TERI must litigate a case, and TERI loses the case for that reason, TERI will be reimbursed by the Lender for the amount that TERI paid to the Lender on the claim. TERI, the Lender, the Servicer and the Originator acknowledge there may be contractual agreements between Lender and either the Servicer or the Originator governing responsibility for reimbursing TERI the amount of the claim if a court of competent jurisdiction refuses to accept such a copy of a Note.

      IX. CLAIM RECALL

      If the Servicer files a claim and prior to the date TERI sends the claim payment or the Borrower or Co-Borrower makes a payment or the Borrower qualifies for a forbearance which brings the loan less than 60 days delinquent, the claim will be recalled.

      X. BANKRUPTCY CLAIMS

      If the Servicer is notified that a Borrower or Co-Borrower has filed for bankruptcy, the Servicer must forward to TERI copies of all documentation relating to the bankruptcy within ten

(10) calendar days, with a tolerance of five business days. The Servicer must file a claim with TERI within sixty (60) calendar days after it is notified of the bankruptcy action for Chapter 13, Chapter 11, or (but only if there is an adversary action noted in the filing) Chapter 7.

      Chapter 7 Bankruptcy Claim Filing Procedures

      In the event that the Borrower or Co-Borrower files for Chapter 7 bankruptcy and has not been claim-submitted for delinquency, the Servicer must place the account on an Administrative Forbearance to cover all delinquency and the period of the bankruptcy proceeding on the account. All activities on the account with regard to due diligence must cease until such time a determination is made as to the dismissal, discharge or close of the case (s). If the loan (s) are discharged, TERI will contact the Servicer, and the Servicer must file the claim with TERI accordingly.

      If the Servicer receives a Bankruptcy filing under chapter 11 or 13, or under Chapter 7 with an adversary action noted in the filing, then upon the dismissal, discharge or the close of the case TERI may request a claim recall on the account. Upon receipt of the recall request from TERI, the Servicer will bring the loan current by the use of an Administrative Forbearance and resume normal billing activities. Administrative Forbearance is in addition to the six months of forbearance requestable by a Borrower, and does not require any minimum payment history before it can be granted.

      XI. DEATH CLAIMS

      Upon receipt of acceptable notification* that the Borrower or Co-Borrower has died, the Servicer must suspend any and all collection activity with respect to the loan, as an administrative forbearance, for 60 days. If the Borrower in whose name and Social Security number the account is listed has died, the Servicer will de-convert and reconvert the loan under the other Borrower's name.

      *ACCEPTABLE WRITTEN NOTIFICATION OF DEATH

      -     Certified copy of the death certificate

      - Letters testamentary or certificate of appointment of the executor / executrix of the estate, stamped and certified by the applicable court.

      -     Obituary from local newspaper

      All written notification must be received by TERI within sixty (60) calendar days of receipt by the Servicer. If the Servicer receives verbal or written notification that is not considered acceptable, the Servicer will still provide TERI, within sixty (60) calendar days, with the written notification. In instances where unacceptable information is received, the Servicer will continue all collection activity as well as pursue all avenues to obtain acceptable written notification.

      The Servicer will file a claim with TERI within sixty (60) calendar days of receipt of the acceptable notification provided the loan(s) are single signatory. In instances where there is more than one signatory, a claim will not be filed to TERI, as the surviving signatory (s) is still obligated on the debt.

      Any payments that TERI receives from a deceased's Estate will be forwarded to the Servicer to be applied to all applicable loan (s), provided the Servicer has retained the servicing of the loan(s).

      XII. DISABILITY CLAIMS

      TERI does not offer disability claims. The Servicer will continue normal servicing functions in accordance with TERI's servicing guidelines.

      XIII. APPEAL PERIOD FOR CLAIM REJECTS

      The Servicer will have 60 days to appeal a decision by TERI to reject a claim for errors or omissions in the origination or servicing of the loan as specified in these Guidelines. TERI will not reconsider a decision to deny a claim if the appeal is not submitted within the allotted time. A new 60 Day Appeal Period is started for each subsequent reject if the reject reason differs from the initial reject reason(s); however, if the initial reject reasons(s) has
(have) not been addressed, the claim will be rejected without regard to subsequent reject reasons. The 60-Day Appeal Period will start four (4) calendar days after the "date shipped" of TERI's written rejection. TERI's written claim rejection shall detail the reason(s) for such rejection.

      XIV. CURE PROCEDURES

      If a claim has been rejected due to due diligence deficiencies, the guaranty will be reinstated if:

      - the Servicer collects from the Borrower sufficient payments to reduce the Borrower's delinquency, according to the Borrower's existing payment schedule, to less than 30 days; or

      - the Servicer brings the Borrower back into repayment by capitalizing all accrued interest, applying administrative forbearance to eliminate any delinquency in principal and interest payments, redisclosing the loan with a new payment schedule, and collecting from the Borrower three consecutive, on-time payments according to such new schedule. For this second type of cure, at the time the Servicer files its request for reinstatement the loan must be within 30 days of being current. For these purposes, a payment is considered "on time" if received no later than seven days after the agreed upon due date. In addition, the payment amounts actually received from the Borrower must be within a tolerance of no more than $5.00 of the established monthly payment.

      Nothing in these Guidelines requires a Servicer to submit a guaranty claim that it knows will be rejected for due diligence deficiencies; the Servicer may retain the account and attempt to restore the loan to current status.

      If a claim is rejected and it is later determined that a processing error (e.g., application of forbearance to the wrong account number) made prior to the claim filing date caused an incorrect delinquency and if corrected the loan would be brought to less than 30 days delinquent, the loan can be recalled and the rejected claim status removed.

      If a due diligence failure is cured by the second method stated above, including capitalization of the accrued interest portion of some or all delinquent payments, and if such loan subsequently defaults, TERI will not pay such capitalized interest. A loan may be cured only once.

      A loan may be cured for any servicing errors but not for an error in the underwriting or origination of the loan.

      After the loan is cured, the Borrower will still qualify for any remaining hardship forbearance that he or she may still be eligible to use.

                         GUIDELINE AMENDMENT PROCEDURES

      Any amendments, changes or revisions to these guidelines must be agreed to by TERI, the Originator, the Lender and the Servicer in writing prior to implementation, provided however that the Servicer's consent will not be required for any amendment of the amount of any Borrower Guaranty Fee or Lender Supplemental Guaranty Fee. Further, unless required by either state or federal regulatory requirements, the introduction of any amendments, changes or revisions to these guidelines will generally take place in the spring of each year so that they will be in place for the upcoming academic year. In general the effective dates for the changes will be June 1st. This will be considered the loan program academic year. In no case will amendments, changes or revisions to these guidelines be introduced later than June 1 of any year unless agreed to by TERI, the Originator, the Lender and the Servicer.

      TERI will provide the Lender, Servicer and Originator with at least sixty
(60) days written notice of proposed Program Guidelines changes so as to allow all of them time to review and comment on them. TERI will if requested meet with any one or more of the Lender, Servicer and Originator shortly after the expiration of the sixty-day review period in order to discuss the suggested Program Guidelines changes. Comments concerning modifications or changes to the suggested Program Guidelines may be accepted by TERI at its sole discretion. If, within the 60-day period described above, or such longer period as TERI may stipulate when it circulates proposed changes, TERI receives no comments from any other party that would require revision of the proposed changes, the changes will be deemed accepted and will become final and take effect as provided in TERI's notice. If, however, TERI does receive comments that would require revision, it will circulate a response, together with such revision as it deems appropriate, and he Lender, Servicer and Originator will have sixty (60) days from the date that they receive such response to either reject or accept the revision, provided that none of them may unreasonably reject any proposed change that does not affect the commercial expectations of the parties in entering into the respective agreements between or among them. Their acceptance will be deemed given if they do not reject the revision in this second 60-day period. All notifications to TERI must be in writing.

      If the revised Program Guidelines are rejected by the Lender, Servicer, or Originator, all parties will adhere to the previously adopted Program Guidelines. If all parties agree (or are deemed to agree) to adopt the new, revised Program Guidelines, the Servicer or Originator, as the case may be, shall have at least sixty (60) days to implement new changes. If the Servicer needs additional time to implement the agreed upon changes, the Servicer shall notify both TERI and the Lender of the need for additional time setting forth the reasons for such request. TERI and the Lender will not unreasonably deny the Servicer's request for additional time unless the request is due to the Servicer's negligence in the implementation of the agreed upon changes.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                                    EXHIBIT B

                            ESCROW ACCOUNT PROVISIONS

1. ESTABLISHMENT OF RESERVE ACCOUNT. First Union shall establish and maintain, and under the circumstances described in Section 4(E) CFS shall be required to fund, a separate interest bearing account in the name of First Union and CFS and designated as the Reserve account (the "Reserve Account"). CFS shall have no right or claim to any amounts deposited in or otherwise credited to any Reserve Account except to the extent expressly set forth herein.

2. REQUIRED RESERVE ACCOUNT PAYMENTS. In the event CFS has failed to provide documentation within the 30-day period under Section 4(E), CFS will deposit into the Reserve Account an amount calculated by First Union in accordance with Section 4(E) within 5 days of receiving notice of the same from First Union. In the event the amount deposited by CFS is less than the required amount, CFS shall, promptly upon being notified by First Union thereof (but in no event more than 2 Business Days thereafter), deposit into the Reserve Account funds in an amount not less than that required to remedy such deficiency.

3. RIGHTS OF FIRST UNION IN RESERVE ACCOUNTS. First Union will hold all amounts deposited in or otherwise credited to the Reserve Account under First Union's sole, complete and unrestricted control as security for the full performance by CFS of its obligations to First Union now existing or hereafter arising under Section 4(H) of the Agreement. All such amounts deposited in or credited to the Reserve Account are hereby assigned to First Union and First Union is hereby granted a first priority security interest therein for that purpose. In the event CFS thereafter becomes obligated to make a reimbursement payment to First Union under Section 4(H) (at the conclusion of the process described in Section 8(A)(1)) with respect to the affected Loan(s), First Union may, without notice to CFS, offset and apply all funds in the Reserve Accounts to the satisfaction of such obligations.

4. INTEREST. All amounts deposited or credited in or to the Reserve Account shall be held in a First Union National Bank Money Market Savings Account, or another mutually agreed upon account at a First Union National Bank, and the Reserve Account shall accrue interest at the then current rate in effect from time to time. The parties acknowledge that the amounts deposited or credited in or to the Reserve Account are owned directly by CFS, subject to the pledge and other obligations created by this Agreement, and CFS hereby agrees to treat the same as its assets (and earnings) for federal and state income tax and all other purposes.

5. RETURN OF FUNDS. First Union will withdraw and return to CFS amounts in the Reserve Account that relate to Loans, including any accrued interest thereon, upon the occurrence of either of the following events: (i) the Loans are paid-in-full by the Borrower, or (ii) the document deficiency identified pursuant to Section 4(E) with respect to such Loans is cured to Lender's satisfaction. First Union will withdraw and return such amounts within 5 days of the paid-in-full date or the date of cure.

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE SYMBOL "[****]" HAS BEEN INSERTED IN PLACE OF THE PORTIONS SO OMITTED.

                                    EXHIBIT C

                                 Application Fee

Per Application Fee

Lender will pay CFS a fee for each completed Application. The fee will be calculated by multiplying the applicable rate against the balance of the underlying loan amount consolidated (i.e., exclusive of any guarantee fees charged to the borrower). The applicable rate is determined by the FICO score of the primary borrower as set forth below. The applicable rate will be based on the Average Application amount during the immediately preceding 6 calendar months of Applications ("Measurement Period"). The Average Application amount will be the sum of the amounts of all underlying loans included in all Applications funded during such 6-month period, divided by the number of Applications funded during such period. Lender will calculate and communicate the Average Application amount within 2 Business Days after the end of each calendar month.

Applicable Rate

Based upon the Average Application amount during the preceding Measurement Period, the applicable rate paid in a month will be according to the following:

    AVERAGE                PRIMARY                PRIMARY
  APPLICATION          BORROWER'S FICO           BORROWER'S
UNDERLYING LOAN           SCORE IS             FICO SCORE IS
    BALANCE               <[****]                  >[****]
----------------       --------------          -------------
   <$[****]               [****]%                  [****]%
$[****]-$[****]           [****]%                  [****]%
   >$[****]               [****]%                  [****]%